UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 26, 2004

                       World Information Technology, Inc.
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               (Exact name of Registrant as specified in charter)

           Nevada                         0-49795                  80-0001653
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(State or other jurisdiction            (Commission            (I.R.S. Employer
     of incorporation)                  File Number)            Identification)

2300 W. Sahara Ave. Suite 500-B, Las Vegas, NV                        89102
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  (Address of principal executive offices)                         (zip code)

                    Issuer's telephone number: (714) 391-6026
                                               --------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed, since last report)



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ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT.

On January 27, 2004, Gary Morgan resigned as Chairman of the Board and CEO of the Company. Following his resignation, and pursuant to Nevada NRS 78.335, the board of directors replaced his vacancy with Jung Tsih-Hao, as its new Chairman of the Board and Dan Y. Zhao as its new interim Chief Executive Officer. The directors will serve a term of office which shall continue until the next annual meeting of shareholders.

Mr. Jung, Chairman of the Board, was a former Mayor of Ping-Tong, a city in Taiwan has been the President of World Information Technology-Taiwan since 2002 and will continue in that role. He served two terms as the Major of Ping-Tong, from 1986 to 1994 and acted as a Consultant to the Government of Taiwan from 1982 to 1989. He graduated from the National Taiwan University in 1974 and holds a graduate degree from U.S.-based California State University.

Mr. Zhao, Chief Executive Officer, was previously a Senior System Manager at the New York Stock Exchange/SIAC, where he was responsible for managing all aspects of a large SUN Solaris 2.X Sun OS 4.1.3 Sybase System 10 and 4.92 environment. He was also responsible for managing the design, development and implementation of a technology-based surveillance system, StockWatch at the New York Stock Exchange. Previously, he was a Senior Project Director at Align Communication, where he helped to develop Instinet Corp.'s trading floor project. He has also acted as a Senior Consultant for the BBC, Bank of America, Lehman Brothers, Goldman Sachs and major television networks on technology projects. He was awarded a M.S. in Applied Science in Computer Science at New York University, attended Master Program in Information Systems from the Stern School of
Business, and a Bachelor of Engineering from HLJ Institute of Science and Technology.

Separately, in the Company's Quarterly Report for the period ending September 30, 2003, under Item 5, {"Other Information"} it was incorrectly stated that Edward Wen was a director and Secretary of the Company. Shyng-Jiann Lin has agreed to serve as interim Secretary, until his successor is appointed.

The Board of Directors of the Company currently consists of the following individuals:

Tsih-Hao Jung  (Chairman of the Board)
Shyng-Jiann Lin
Ching-Hsiang Ho
Hai Xia Guo








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ITEM 6:  RESIGNATIONS OF REGISTRANT'S DIRECTORS

On January 25, 2004, Gary Morgan resigned as a Chairman of Board and member of our Board of Directors and Chief Executive Officer to pursue other endeavors and there was no disagreement between the parties. Mr. Morgan has an employment agreement with the Company. (See Employment Agreement, dated July 24, 2003, commencing as of August 1, 2003, filed in Form 8-K on August 15, 2003, with the
U. S. Securities and Exchange Commission as Exhibit 10.4). This employment agreement has been terminated upon his resignation, pursuant to the terms and conditions of a settlement agreement between Mr. Morgan and the Company. Although titled "settlement agreement" no releases were exchanged Additionally, Mr. Morgan received a Promissory Note from the Company for $370,500.00, with interest at the rate of 6% per annual payable by April 30, 2004, provided the Company receives US $10,000,000 or more in equity financing prior to such date; otherwise the Note is void; and (II) a Warrant for 500,000 shares of common stock, not exercisable before September 1, 2004 at an exercise price of $4.00 per share. In addition, Mr. Morgan exercised a warrant he received in June, 2003 and received 942,792 shares of restricted common stock of the Company. Mr. Morgan's settlement agreement and the exhibits thereto have been approved by the Board of Directors, and the entirety of such documents are included in this Current Report and appears as Exhibit 10.6.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Exhibits

         10.6     Settlement Agreement and Exhibits

         99.1     Letter of  Resignation  from Gary M. Morgan dated  January 26,
                  2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WORLD INFORMATION TECHNOLOGY, INC

Date:  January 27, 2004            By: /s/ Shyng-Jiann Lin
                                   ---------------------------------------
                                   Shyng-Jiann Lin
                                   Acting Secretary & Director



















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